Exhibit 20.6
Page 1 of 4

Navistar Financial 1995-B Owner Trust
For the Month of October 1995
Distribution Date of November 15, 1995

Original Pool Amount                  $454,499,683.43
                                       $70,451,789.39

Beginning Pool Balance                $454,499,683.43
Beginning Pool Factor                     100.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,197,053.41
  Interest Collected                    $3,948,117.17

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries               $0.00
Total Additional Deposits                       $0.00

Repos/Chargeoffs                          $200,500.99
Aggregate Number of Notes Charged Off               8

Total Available Funds                  $15,145,170.58

Ending Pool Balance                   $443,102,129.03
Ending Pool Factor                          0.9749229

Servicing Fee                             $378,749.74

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $28,924,251.85
  Target Percentage                              5.50%
  Target Balance                       $28,245,465.51
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(678,786.34)
  Ending Balance                       $28,245,465.51

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,898,027.95    1,188
    31-60 days                              70,744.83       75
    60+ days                                 1,755.42        2

    Total                                1,970,528.20    1,188

  Balances:
    60+ days                                48,450.18        2

Memo Item - Reserve Account
  Initial Deposit                      $24,997,482.59
  + Invest. Income                          51,920.84
  + Transfer to Collections Account      3,874,848.42
    Beginning Balance                  $28,924,251.85

Exhibit 20.6
Page 2 of 4

Navistar Financial 1995-B Owner Trust
For the Month of October 1995

                                                                   NOTES

                                      TOTAL     CLASS A-1      CLASS A-2      CLASS A-3   CERTIFICATES
Original
 Pool Amount Dist.:         $525,000,000.00$122,300,000.00$100,000,000.00$284,325,000.00$18,375,000.00
 Distribution Percentages                          100.00%          0.00%          0.00%         0.00%
 Coupon                                             5.750%         5.940%         6.050%        6.220%

Beginning Pool Balance      $454,499,683.43
Ending Pool Balance         $443,102,129.03
Collected Principal          $11,197,053.41
Collected Interest            $3,948,117.17
Charge-Offs                     $200,500.99
Liquidation Proceeds/Recoveries       $0.00
Servicing                       $378,749.74
Cash Transfer from Negative Carry Acct$163,544.22
  Total Collections Available
    for Debt Service         $14,929,965.06

Beginning Balance           $525,000,000.00$122,300,000.00$100,000,000.00$284,325,000.00$18,375,000.00

Interest Due                  $1,217,877.01    $273,476.39    $231,000.00    $668,953.54    $44,447.08
Interest Paid                 $1,217,877.01    $273,476.39    $231,000.00    $668,953.54    $44,447.08
Principal Due                $11,397,554.40 $11,397,554.40          $0.00          $0.00         $0.00
Mandatory Prepayment Class A-1 Only$48,527.18   $48,527.18
Principal Paid               $11,446,081.58 $11,446,081.58          $0.00          $0.00         $0.00

Ending Balance              $513,553,918.42$110,853,918.42$100,000,000.00$284,325,000.00$18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.9064         1.0000         1.0000        1.0000

Total Distributions          $12,663,958.59 $11,719,557.97    $231,000.00    $668,953.54    $44,447.08

Interest Shortfall                    $0.00          $0.00          $0.00          $0.00         $0.00
Principal Shortfall                   $0.00          $0.00          $0.00          $0.00         $0.00
 Total Shortfall (required from Reserve)$0.00        $0.00          $0.00          $0.00         $0.00

Excess Servicing              $2,266,006.47

Beginning Reserve Account Balance$28,924,251.85
(Release)/Draw                $(678,786.34)
Ending Reserve Account Balance$28,245,465.51

Memo Item - Advances:
 Servicer Advances - Current Month$2,287,076.84
 Total Outstanding Servicer Advances$2,287,076.84

Exhibit 20.6
Page 3 of 4

Navistar Financial 1995-B Owner Trust
For the Month of October 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4              3               2              1
                             Oct 1995       Nov 1995       Dec 1995        Jan 1996       Feb 1996
Beg. Pool Balance        $454,499,683.43

A) Loss Trigger:
Principal of Contracts
  Charged off                $200,500.99
Recoveries                         $0.00

Total Charged off
  (Months 5,4,3)             $200,500.99
Total Recoveries
  (Months 3,2,1)                    0.00
Net Loss/(Recoveries)
  for 3 Mos.                 $200,500.99 (a)

Total Balance
  (Months 5,4,3)         $454,499,683.43 (b)

Loss Ratio [(a/b)(12)]            0.5294%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                  $48,450.18
  As % of Beginning
    Pool Balance                 0.01066%
  Three Month Average            0.01066%

Trigger:
  Is Average> 2.0%                    No

Exhibit 20.6
Page 4 of 4

Navistar Financial 1995-B Owner Trust
For the Month of October 1995

Pre-Funding Account:

Initial Pre-Funded Amount      $70,500,316.57
Investment Earnings                      0.00
Transfer to Seller              66,576,940.971
Transfer to Reserve Account      3,874,848.422
(Initial Deposit for
    Subsequent Receivables)

Subtotal                           $48,527.18

Transfer to Note
    Distribution Account           $48,527.18
(Class A-1 Noteholders Prepayment Amount)

Ending Balance                          $0.00

 1 Starting Receivable Balance of Subsequent Receivables $70,451,789.39
   Less Reserve Account Initial Deposit for Subsequent Receivables $3,874,848.42

 2 5.50% of Subsequent Receivables

Negative Carry Account:

Initial deposit                   $508,924.16
Investment Earnings Payable to Seller1,052.32
Negative Carry Amount for
    Monthly Period                 163,544.22
Subtotal                          $346,432.26

Required Negative Carry Account Balance $0.00
Excess Released to Seller         $346,432.26

Ending Balance                          $0.00

  Navistar Financial Corporation






by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer